                                                  CONSENT OF INDEPENDENT AUDITORS

We consent to the  reference to our firm under the caption  "Independent  Auditors"  and to the use of our report dated  February 2,
2001, relating to American Skandia Life Assurance  Corporation  included in the Registration  Statement (Form N-4 No. 333-50954) and
related Prospectus,  which is part of this Registration Statement,  and to the use of our report dated February 2, 2001, relating to
American  Skandia Life  Assurance  Corporation  Variable  Account B - Class 1 appearing in the Statement of Additional  Information, which is also part of this Registration Statement.

                                                                       ERNST & YOUNG LLP

Hartford, Connecticut
December 19, 2001